EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

XENOMICS, INC.

AMENDMENT NO. 5 TO FORM 10-QSB FOR THE QUARTER ENDED JULY 31, 2005
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of Xenomics, Inc., a Florida corporation (the "Company"). I am delivering this certificate in connection with the Amendment No. 5 to Form 10-QSB of the Company for the quarter ended July 31, 2005 and filed with the Securities and Exchange Commission ("Amendment No. 5 to Form 10-QSB").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Amendment No. 5 to Form 10-QSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Amendment No. 5 to Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2006

/s/ L. David Tomei

Name: L. David Tomei Title: Chief Executive Officer and President